Ex. 10.7.5


                           CONSULTING AGREEMENT

   THIS CONSULTING AGREEMENT (the "Agreement") is entered into as of February 12, 2003 between Paramaco Financial Group, Inc., a Nevada corporation
(the "Company") and Resource Capital Management, Inc., a Delaware corporation ("RCM" or the "Consultants") for the purpose of engaging the Consultants to act as sole restructuring agent to the Company to create and execute a comprehensive capital restructuring (Restructuring) of the Company's present capitalization. The strategy will include (i) recommendation of legal counsel for the drafting of legal documents, memorandums and securities fillings, (ii) recommendation of an investment banker to provide analyst reports/valuation and fairness opinions, (iii) recommendation of one or more consultants to provide corporate strategic planning, marketing strategy, investor relations, financial public relations and corporate public relations; and (iv) coordination of the execution of documents and activities of other experts who participate in the Restructuring. The delivery of the duly executed agreements and strategy outline shall be conclusive evidence that the performance by RCM is satisfactory to the Company and that the Consultants have performed in accordance with this Agreement.

            1. Retention and Services. The Company hereby retains the Consultants as the exclusive consultant in connection with the structuring, drafting, presentation and negotiations and endeavoring to achieve a successful conclusion of the Restructuring. Introductions to professionals and other consultants made by the Consultants will be considered exclusive for purposes of this Agreement. Documents prepared in connection with this Agreement shall not be given to others, without approval from Consultants. The Consultants will use their reasonable best efforts to structure, draft, present and negotiate on behalf of Company. Upon execution of this Agreement, the Consultants will meet with the Company at the Consultant's offices in Houston, Texas, to review the available resources, time frames, and develop a critical path for execution of the proposed strategy.

            2. Collection of Information The initial undertakings by the Consultants will include the collection, confirmation and verification of the following information; (i) articles of incorporation or other charter documents and any amendments thereto; (ii) by-laws; (iii) minutes
    of all meetings of the board of     directors since inception; (iv)
    minutes of all meetings of shareholders; (v) all communications with shareholders, including notices regarding annual meetings, special meetings, along with copies of the agenda's of such meetings; (vi) leases the Company is currently a party to; (vii) list of all pending or threatened litigation, with legal counsel's statement as to current status and likely outcome as well as a list of any past litigation with outcome noted; (viii) merger and acquisition agreements, letters of intent, and plans of reorganization entered into by the Company; (ix) employment agreements; questionnaire completed by all board members and officers of the Company; (x) any stock options, plans or agreements of the Company;
    (xi) any finders' fee agreements or agreements with any promoters; (xii) the Company's most recent business plans; (xiii) list of shareholders with number of shares owned certified as correct by the Company's transfer agent; (xiv) any material agreements to which the Company is a party; (xv) the amount of money that the Company wishes to raise, and the potential sources, if known, (xvi); a detailed description of the use of proceeds from a successful financing; and (xvii) most recent financial statements.

            After collection of the above described information about the Company, the Consultant(s) will coordinate with experts engaged by the Company and by Consultants and prepare documents for the Restructuring. The Consultant(s) will use its reasonable best efforts to accomplish a successful Restructuring utilizing information obtained by RCM from the Company, including but not limited to: investor contacts, instrumentation, presentation, economic analysis, financial modeling, and negotiations skills needed to achieve a successful Restructuring. RCM or the Company, with thirty days prior notice, without cause may terminate (except for Schedule A and Sections 4, 9, and 10 of this Agreement that shall remain in full force and effect) this engagement at any time. In the event of termination, if any restructuring takes place within two years of the date of termination with any party with which RCM or the Company had been in contact with respect to possible participation in the restructuring during the term of this Agreement, RCM will be compensated as though the transaction occurred during the term of this Agreement. In the event of termination the Company will not be free to use any documents prepared by or with the help of the Consultants during the term of the Agreement, the Company will not, directly or indirectly, offer the Restructuring, or otherwise contact, approach or negotiate with respect thereto, with any person or persons, other than through the Consultants, as agent, except as provided above.

            3. Information provided by the Company. In connection with activities hereunder, the Company will furnish the Consultants and their counsel upon request with all material and information regarding the business and financial condition of the Company available to the Company (all such information so furnished being the "Information"). The Consultants will perform due diligence, however, the Company recognizes and confirms that the Consultants: (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by the Agreement without having independently verified the same; (b) are authorized as the Company's sole restructuring agent, to transmit to any prospective investor/lender a copy or copies of the Information, and any additional information expressly provided by transmission to any prospective the lender by or on behalf of the Company in connection with the performance of the Consultants' services hereunder or any transaction contemplated hereby; (c) does not assume responsibility for the accuracy or completeness of the Information and such other information; (d) will not make an appraisal of any securities or assets of the Company; and (e) retains the right to continue to perform due diligence during the course of the engagement. The Consultants agree to keep the information confidential, so long as it is and remains non-public, unless disclosure is required by law or requested by any government or regulatory agency or body, and the Consultants will not make use thereof, except in connection with their services hereunder for the Company.

            4. Use of Name. The Company agrees that any reference to the Consultants in any release, communication, or material distributed to prospective investors or lenders is subject to the Consultants' prior written approval. If the Consultants resign prior to the dissemination of any such release, communication or material, no reference shall be made therein to the Consultants

            5. Use of Advice. No advice rendered by the Consultants in connection with the services performed by the Consultants pursuant to this Agreement will be quoted by either party hereto, nor will any such advice be referred to in any report, document, release or other communication, whether written or oral, prepared, issued or transmitted by such party or any Person or corporation controlling, controlled by or under common control with such party or any director, officer, employee, agent or representative of any such party thereof, without the prior written authorization of all parties hereto, except to the extent required by law (in which case the appropriate party shall so advise the other in writing prior to such use and shall consult with the other with respect to the form and timing of disclosure), provided that the foregoing shall not prohibit appropriate internal communication or reference with respect to such advice internally within such parties.

            6. Compensation. As full payment for services rendered and to be rendered hereunder by the Consultants, the Company agrees to issue to consultants 200,000 restricted shares of Common Stock.

            7. Securities Not Registered Under the Securities Act of 1933. The shares of Common Stock have not been registered under the Securities Act of 1933 or the laws of any state of the United States and may not be transferred without such registration or an exemption from registration.

                 (a) Restrictive Legends. Each share of Common Stock and each common stock certificate issued upon the transfer of any such shares of Common Stock (except as otherwise permitted by this Section 7), shall be stamped or otherwise imprinted with a legend in substantially the following form: "The securities represented hereby have not been registered under the Securities Act of 1933. Such securities may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

                 (b) Notice of Proposed Transfer; Opinions of Counsel. Except as provided in paragraph (c) of this Section 7, prior to any transfer of any such shares of Common Stock the holder thereof will give written notice to the Corporation of such holder's intention to effect such transfer and to comply in all other respects with this Section 7. Each such notice (A) shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions referred to below, and (B) shall designate counsel for the holder giving such notice (who may be house counsel for such holder).
    The holder giving such notice will submit a copy thereof to the counsel designated in such notice and the Corporation will promptly submit a copy thereof to its counsel, and the following provisions shall apply:

                         (i) If in the opinion of each such counsel the
             proposed transfer of such shares of Common Stock may be effected without registration under the Act, the Corporation will promptly notify the holder thereof and such holder shall thereupon be entitled to transfer such shares of Common Stock in accordance with the terms of the notice delivered by such holder to the Corporation. Each share of Common Stock or certificate, if any, issued upon or in connection with such transfer shall bear the appropriate restrictive legend set forth in paragraph (a) of this Section 7, unless in the opinion of each such counsel such legend is no longer required to insure compliance with the Act. If for any reason counsel for the Corporation (after having been furnished with the information required to be furnished by this paragraph (b)) shall fail to deliver an opinion of the Corporation, or the Corporation shall fail to notify such holder thereof as aforesaid, within 20 days after counsel for such holder shall have delivered its opinion to such holder (with a copy to the Corporation), then for all purposes of this Agreement the opinion of counsel for the Corporation shall be deemed to be the same as the opinion of counsel for such holder.

                       (ii) If in the opinion of either or both of such
             counsel the proposed transfer of such shares of Common Stock may not be effected without registration under the Act, the Corporation will promptly so notify the holder thereof and thereafter such holder shall not be entitled to transfer such share of Common Stock until receipt of a further notice from the Corporation under subparagraph (i) above.

                 (c) Proposed Transfer to Institutions. Notwithstanding the foregoing, any holder of such share of Common Stock shall be permitted to transfer any such share of Common Stock to a limited number of Institutional Investors, provided that;

	                (i) Each such holder represents in writing that it
	     is acquiring such shares of Common Stock for investment and not with a view to the distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within the control of such transferee);

	               (ii) Each such holder agrees in writing to be bound by
	     all the restrictions on transfer of such shares of Common Stock contained in this Section 7; and

	              (iii) Such holder delivers to the Corporation an opinion
	     of counsel who shall be satisfactory to counsel for the Corporation, stating that such transfer may be effected without registration under the Act.

	    8. Anti-Dilution Provisions. In the event the Recapitalization or any other corporation action results in a combination or other reduction in its outstanding shares of Common Stock into a smaller number of such shares, then, in such case, the Company will immediately cause to be issued additional restricted shares to the Consultant such that the Consultant will be the holder of the same 300,000 shares in number immediately after the reduction as before the reduction. The certificate representing such additional shares shall bear the restrictive legend and be subject to the limitations on transfer specified in Section 7 of this Agreement.

	    9. Representations and Warranties. The Company represents and warrants to the Consultants that this Agreement has been duly authorized, executed and delivered by the Company, and, assuming the due execution by the Consultants, constitutes a legal, valid and binding Agreement of the Company enforceable against the Company in accordance with its terms. The Company represents that, to the best of its knowledge, the Information will not, when delivered at any closing of a financing, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading. The Company agrees to advise the Consultants promptly of the occurrence of any event or any other change prior to any closing known to it which results in the Information containing any untrue statement of a material fact or omitting to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

	    10. Indemnity. In partial consideration of the services to be rendered hereunder, the Company agrees to indemnify the Consultants in accordance with Schedule A attached hereto. Other identified Corporation(s) will be working with the Consultants on this transaction and the Consultants will take full responsibility for the compensation of all Other Corporation(s), except that the Company agrees to indemnify Other Corporation(s), and their principals, in accordance with Schedule A attached, hereto, as though they were parties named therein.

	    11. Conditions of Engagement. It is understood that the execution of this Agreement shall not be deemed or construed as obligating the Consultants or Company to place any financing.

	    12. Survival of Certain Provisions. The indemnity and contribution Agreements contained in Schedule A to this Agreement and the representations and warranties of the Company contained in Section
	5 of this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of Consultants, or any Person controlling them, (b) completion of the financing, (c) the resignation of the Consultants or any termination of the Consultants services or (d) any termination of this Agreement, and shall inure to the benefit of any successors, assigns, heirs and Personal representatives of the Company, the Consultants, the Indemnified parties and any such Person.

	    13. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered
	(a) if to the Company, at the addresses set forth above, and (b) if to Consultants, at the offices of Resource Capital Management, Inc., 123 Post Oak Road, Suite 420, Houston, Texas 77024.

	    14. Counterparts. This Agreement may be executed in two or more counterparts and the counterparts, when executed, shall constitute a single, enforceable document. The signature on counterparts may be transmitted by fax, with documents so transmitted having the same force and effect as the executed originals.

	    15. Third Party Beneficiaries. This Agreement has been made and is made solely for the benefit of the Company, the Consultants and the other Indemnified Persons referred to in Schedule A hereto and their respective successors and assigns, and no other Person shall acquire or have any right under or by virtue of this Agreement.

	    16. Construction. This Agreement incorporates the entire understanding of the parties and supersedes all previous Agreements relating to the subject matter hereof should they exist and shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

	    15. Headings. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not part of this Agreement.

	    17. Press Announcements. At any time after the consummation or other public announcement of the financing, and with the approval of the Company (which approval shall not be unreasonably withheld or delayed), the Consultants may at their own expense place an announcement in such newspapers and publication as they may choose, stating that Consultants have acted as exclusive financial advisor and sole Restructuring agent to the Company in connection with the financing contemplated by this Agreement.

	    18. Amendment. This Agreement may not be modified or amended except in writing duly executed by the parties hereto.

	    19. Legal Services. The Consultants when retained will be recommending and referring legal counsel to do the restructuring. Further it is understood that the Consultants are not lawyers and our not providing directly or indirectly any legal service.


RESOURCE CAPITAL MANAGEMENT, INC.

By:________________________
Name:_________________________
Title:___________________________


PARAMACO FINANCIAL GROUP, INC.
By:_____________________________
Douglas G. Gregg, CEO